Exhibit 3.26

OGDEN PARKS-FLORIDA, INC.

BYLAWS

ARTICLE I

OFFICES AND AGENT

1.1           Registered Office and Agent. The Corporation shall at all times maintain a registered office and registered agent in the State of Delaware, the State of Florida and any other states in which it is qualified to do business.

1.2           Other Offices. The Corporation may have offices at such place or places located within or without the State of Florida as the Board of Directors may from time to time determine.

ARTICLE II

SHAREHOLDERS’ MEETINGS

2.1           Annual Meeting. A meeting of shareholders of the Corporation shall be held annually, within five (5) months of the end of each fiscal year of the Corporation. The annual meeting shall beheld at such time and place and on such date as the directors shall determine from time to time and as shall be specified in the notice of the meeting.

2.2           Special Meetings. Special meetings of the shareholders may be called at any time by the President, or by the Board of Directors or at the request in writing of any holder or holders of ten percent (10%) of all the votes entitled to be cast on any Issue to be considered at the proposed special meeting. Special meetings shall be held at such a time and place and on such date as shall be specified in the notice of the meeting.

2.3           Place. Annual or special meetings of shareholders may be held within or without the State of Florida.

2.4           Notice. Unless waived as contemplated in Section 9.2, notice of annual or special shareholders’ meetings stating the place, day and hour of the meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting to each shareholders entitled to vote at the meeting. Notice of any special meeting of shareholders, including a special meeting in lieu of an annual meeting, shall state the purpose or purposes for which the meeting is called. In the case of an annual meeting, the notice need not state the purpose or purposes of the meeting unless required under the Delaware General Corporation Law (the “General Corporation Lawn).

2.5           Quorum. Except as otherwise provided by law, the Articles of Incorporation, or these Bylaws at all meetings of shareholders a majority of the outstanding shares of stock entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business, and no resolution or business shall be transacted without the favorable vote of the holders of a majority of the shares represented at the meeting and entitled to vote. A lesser number may adjourn from day to day, and shall announce the time and place to which the meeting is adjourned, all in accordance with the General Corporation Law.

2.6           Proxies; Required Vote. At every meeting of the shareholders, including meetings of shareholders for the election of directors, any shareholder having the right to vote shall be entitled to ‘vote in person or by proxy, but no proxy shall be voted after eleven months from its date, unless said proxy provides for a longer period. Each shareholder shall have one vote for each share of stock having voting power, registered in his name on the books of the Corporation. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, except as otherwise provided by law, by the Articles of Incorporation or by these Bylaws.

2.7           Presiding Officer and Secretary. At every meeting of shareholders the Chairman of the Board, or in his absence or if there be none, the Vice Chairman of the Board, or in his absence or if there be none, the President, or in his absence a Vice President, or, if none be present, the appointee of the meeting, shall preside.’ The Secretary, or in his absence an Assistant Secretary, or if none be present, the appointee of the presiding officer of the meeting, shall act as secretary of the meeting.

2.8           Shareholder List. The officer or agent having charge of the stock transfer books of the Corporation shall produce for inspection of any shareholder at, and continuously during, every meeting of the shareholders, a complete alphabetical list of shareholders arranged by voting group (and within each voting group by class or series of shares) showing the address and share holdings of each shareholder. If the record of shareholders readily shows such information, it may be produced in lieu of such a list.

2.9           Action in Lieu of Meeting. Any action to be taken at a meeting of the shareholders of the Corporation, or any action that may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof and any further requirements of law pertaining to such consents have been complied with.

ARTICLE III

DIRECTORS

3.1           Management. Subject to the Articles of Incorporation, these Bylaws, or any lawful agreement among the shareholders, the full and entire management of the affairs and business of the Corporation shall be vested in the Board of Directors, which shall have and may exercise all of the powers that may be exercised or performed by the Corporation.

3.2           Number. The initial Board of Directors shall consist of three (3) members. The number of directors of the Corporation shall not be less than one (1) or more than five (5), the precise number to be fixed by resolution of the shareholders or of the Board of Directors from time to time.

3.3           Vacancies. Unless the Articles of Incorporation or a provision of these Bylaws approved by shareholders, as the same arc now enacted or hereafter amended, provides otherwise, if a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of directors, the shareholders or the Board of Directors may fill the vacancy, whichever group shall act first. If the directors remaining in office do not constitute a quorum of the Board, the directors may fill the vacancy by the affirmative vote of a majority of all of the directors remaining in office.

3.4           Election of Directors. Directors shall be elected annually, at the annual meeting of shareholders or at a special meeting in lieu of the annual meeting of shareholders or by written consent of the holders of shares entitled to vote thereon in lieu of a meeting. If the annual election of directors is not held on the date designated therefor, the directors shall cause such election lobe held as soon thereafter as convenient Except in case of death, written resignation, retirement, disqualification, or removal, each director shall serve until the next succeeding annual meeting at which and thereafter until his successor is elected and qualifies or until the number of directors is decreased.

3.5           Resignation. Any director may resign at any time by giving written notice to the Corporation, the Board of Directors or its Chairman A director who resigns may postpone the effectiveness of his resignation to a future date or upon the occurrence of a future event specified in the written tender of resignation. If no time of effectiveness is specified therein, a resignation shall be effective upon tender. A vacancy shall be deemed to exist at the time a resignation is tendered, and the Board of Directors or the shareholders may, then or thereafter, elect or appoint a successor to take office when the resignation by its terms becomes effective.

3.6           Removal. One or more directors may be removed from office with or without cause by the shareholders by a majority of the votes entitled to be cast. If the director was elected by a voting group, only shareholders of the voting group may participate in the vote to remove him. Removal action may be taken at any meeting of shareholders with respect to which the notice stated that the purpose, or one of the purposes, of the meeting is removal of the director, and a removed director’s successor may be elected at the same meeting.

3.7           Compensation. Directors may be allowed such compensation for attendance at regular or special meetings of the Board of Directors and of any special or standing committees thereof as may be determined from time to time by resolution of the Board of Directors.

ARTICLE IV

COMMITTEES

4.1           Executive Committee. (a)  The Board of Directors may by resolution adopted by a majority of the entire Board designate an Executive Committee of one or more directors. Each member of the Executive Committee shall hold office until the first meeting of the Board of Directors after the annual meeting of shareholders next following his election and until his successor is elected and qualified, or until his death, resignation or removal, or until he shall cease to be a director.

(b)           During the intervals between the meetings of the Board of Directors, the Executive Committee may exercise all the authority of the Board of Directors;

provided, however, that the Executive Committee shall not have the power to amend or repeal any resolution of the Board of Directors that by its terms shall not be subject to amendment or repeal by the Executive Committee, and the Executive Committee shall not have the authority of the Board of Directors in reference to (1) approving or proposing to shareholders action required to be approved by shareholders; (2) filling vacancies on the Board of Directors or on any of its committees; (3) amending the Articles of Incorporation; (4) adopting, amending or repealing Bylaws; or (5) approving a plan of merger or share exchange not requiring shareholder approval.

(c)           The Executive Committee shall meet from time to time on call of the Chairman of the Board or the President or of any two or more members of the Executive Committee. Meetings of the Executive Committee may be held at such place or places, within or without the State of Florida, as the Executive Committee shall determine or as may be specified or fixed in the respective notices or waivers of such meetings. The Executive Committee may fix its own rules of procedures, including provision for notice of its meetings. It shall keep a record of its proceedings and shall report these proceedings to the Board of Directors at the meeting thereof held next after they have been taken, and all such proceedings shall be subject to revision or alteration by the Board of Directors except to the extent that action shall have been taken pursuant to or in reliance upon such proceedings prior to any such revision or alteration.

(d)           The Executive Committee shall act by majority vote of its members; provided, that contracts or transactions of and by the Corporation in which officers or directors of the Corporation are interested shall require the affirmative vote of a majority of the disinterested members of the Executive Committee, at a meeting of the Executive Committee at which the material facts as to the interest and as to the contract or transaction are disclosed or known to the members of the Executive Committee prior to the vote.

(e)           Members of the Executive Committee may participate in committee proceedings by means of conference telephone or similar communications equipment by means of which all persons participating in the proceedings can hear each other, and such participation shall constitute presence in person at such proceedings.

(f)            The Board of Directors, by resolution adopted in accordance with paragraph (a) of this section, may designate one or more directors as alternate members of the Executive Committee who may act in the place and stead of any absent member or members at any meeting of said committee.

4.2           Audit Committee. The Board of Directors may by resolution adopted by a majority of the entire Board designate an Audit Committee of two or more directors, and shall designate one of such members as Chairman. Each member of the Audit Committee shall hold office until the first meeting of the Board of Directors after the annual meeting of shareholders next following his election and until his successor is elected and qualified, or until his death, resignation or removal, or until be shall cease to be a director.

The responsibilities of the Audit Committee shall be as follows:

(a)           To recommend to the Board of Directors for approval by the shareholders a firm of independent public accountants (hereinafter the “Auditor”) to audit the accounts of the Corporation, and such of its subsidiaries as the Audit Committee may recommend, for the year regarding which the Auditor is appointed.

(b)           To meet jointly and/or separately with the chief financial officer of the Corporation and the Auditor before commencement of the audit: (i) to discuss the evaluation by the Auditor of the adequacy and effectiveness of the accounting procedures and internal controls of the Corporation and its subsidiaries; (ii) to approve the overall scope of the audit to be made and the fees to be charged; and (iii) to inquire regarding and discuss with Auditor recent Financial Accounting Standards Board, Securities and Exchange Commission or other regulatory agency pronouncements, if any, which might affect the Corporation’s financial statements and accounting procedures.

(c)           To meet jointly and/or separately with the chief financial officer and the Auditor at the conclusion of the audit: (i) to review the financial statements of the Corporation; (ii) to discuss the results of the audit and the Auditor’s report, including reviewing significant unusual transactions; (iii) to discuss any significant recommendations by the Auditor for improvement of accounting systems and controls of the Corporation, especially any weaknesses in internal accounting control and management’s proposed corrective action; and (iv) to discuss the quality and depth of staffing in the accounting and financial departments of the Corporation.

(d)           To serve as a conduit to the Board of Directors for reporting illegal or questionable acts of management and irregularities detected in the audit.

(e)           To review significant press releases concerning the financial matters of the Corporation.

(f)            To meet and confer with such officers and employees of the Corporation as the Audit Committee shall deem appropriate in connection with carrying out the foregoing responsibilities.

4.3           Compensation Committee. The Board of Directors may appoint a Compensation Committee of three or more directors, at least a majority of whom shall be neither officers nor otherwise employed by the Corporation. The Board shall designate one director as Chairman of the Committee, and may designate one or more directors as alternate members of the Committee, who may replace any absent or disqualified member at any meeting of the Committee. The Committee shall have the power to fix from time to time the compensation of all principal officers of the Corporation (other than those executive officers whose compensation shall be fixed from time to time by the Board) and shall otherwise exercise such powers as may be specifically delegated to it by the Board and act upon such matters as may be referred to it from time to time for study and recommendation by the Board or the President.

4.4           Other Committees. The Board of Directors, by resolution adopted by a majority of the entire Board, may designate one or more additional committees, each committee to consist of two or more of the directors of the Corporation, which shall have such name or names and shall have and may exercise such powers of the Board of Directors, except the powers denied to the Executive Committee, as may be determined from time to time by the Board of Directors.

Such committees shall provide for their own rules of procedure, subject to the same restrictions thereon as provided above for the Executive Committee.

4.5           Removal. The Board of Directors shall have power at any time to remove any member of any committee, with or without cause, and to fill vacancies in and to dissolve any such committee.

ARTICLE V

MEETINGS OF THE BOARD OF DIRECTORS

5.1           Time and Place. Meetings of the Board of Directors maybe held at any place either within or without the State of Florida. Each newly elected Board of Directors shall meet immediately following the close of the annual meeting of shareholders and at the place thereof, or such newly elected Board of Directors may hold such meeting at such place and time as shall be fixed by the consent in writing of all the directors. In any such case no notice of such meeting to the newly elected directors shall be necessary in order legally to constitute the meeting. If the Board of Directors is elected by written consent of shareholders without a meeting, then the newly elected Board shall meet as soon as is reasonably practicable after such consent is duly filed with the Corporation, at the call of the Chairman of the Board, if any, or of the President or of at least one-third of the directors then in office, at such time and place as shall be specified by written notice thereof given to each director either by personal delivery or by mail, telegram, or cablegram at least two days before the meeting.

5.2           Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place, within or without the State of Florida, as shall be determined by the Board of Directors from time to time, provided that the Board of Directors shall have no less than one regular meeting during each calendar quarter.

5.3           Special Meetings; Notice. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President on not less than one day’s notice by telephone, mail, telegram, cablegram or personal delivery to each director and shall be called by the Chairman of the Board, the President or the Secretary in like manner and on like notice on the written request of any two or more directors. Any such special meeting shall be held at such time and place, within or without the State of Florida, as shall be stated in the notice of meeting. No notice of any meeting of the Board of Directors need state the purposes thereof.

5.4           Waiver of Notice. Notice of any meeting may be waived by an instrument in writing executed before or after the meeting. Attendance in person at any such meeting shall constitute a waiver of notice thereof unless otherwise provided under the.

5.5           Quorum. Unless the Corporation has only one(1) authorized director, at all meetings of the Board of Directors, the presence of a majority of the authorized number of directors, but not less than two (2) directors, shall be necessary and sufficient to constitute a quorum for the transaction of business. Directors may participate in a regular or special meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can simultaneously hear each other, and participation in a meeting by means of such communications equipment shall constitute the presence in person at such meeting. The act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law, the Articles of Incorporation or these Bylaws. In the absence of a quorum a majority of the directors present at any meeting may adjourn the meeting from time to time until a quorum is present. Notice of any adjourned meeting need only be given by announcement at the meeting at which the adjournment is taken. Each member of the Board of Directors shall have one (1) vote.

5.6           Action in Lieu of Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent setting forth the action so taken is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is delivered to the Corporation for filing with the minutes of the proceedings of the Board of Directors or of such committee and any further requirements of law pertaining to such consents have been complied with.

5.7           Interested Directors and Officers. An interested director, shareholder or officer (“interested Party”) is one who is a party to a contract or transaction with the Corporation or who is an officer, shareholder or director of, or has a financial or ownership interest or management authority in respect to, another corporation, limited liability company, partnership, association or other entity (“Affiliate”) which is a party to a contract or transaction with the Corporation. Contracts and transactions between the Corporation and one or more Interested Parties or Affiliates shall not be void or voidable solely because of the involvement or vote of such interested persons as long as (i) the contract or transaction is approved in good faith by the Board of Directors or appropriate committee by the affirmative vote of a majority of disinterested directors, even if the disinterested directors be less than a quorum, at a meeting of the Board or committee at which the material facts as to the interest of the interested person or persons and the contract or transaction are disclosed or known to the Board or committee prior to the vote; or(ii) the contract or transaction is unanimously approved in good faith by all of the shareholders entitled to vote after the material facts as to the interest of the interested person or persons and the contract or transaction have been disclosed to them; AND (iii) the price and other terms of such contract or transaction are (a) no less favorable than the price and terms that could be obtained by the Corporation on an arms-length basis from any other party, (b) no ‘less favorable than the price and terms offered by the Interested Party or Affiliate to its best customers or clients and (c) otherwise fair as to the Corporation as of the time such contract or transaction is authorized, approved or ratified by the Board, committee, or shareholders. Interested Party directors may be counted in determining the presence of a quorum at a meeting of the Board or committee which authorizes the contract or transaction.

ARTICLE VI

OFFICERS, AGENTS AND EMPLOYEES

6.1           General Provisions. The officers of the Corporation shall consist of a President and Secretary, and may include a Chairman of the Board, a Vice Chairman of the Board, a Chief Executive Officer, a Chief Operating Officer, a Chief Administrative Officer, one or more

Executive Vice Presidents, Senior Vice Presidents and Vice Presidents, one or more Assistant Secretaries, a Treasurer, and one or more Assistant Treasurers. The officers shall be elected by the Board of Directors at the first meeting of the Board of Directors after the annual meeting of the shareholders in each year or shall be appointed as provided in these Bylaws. The Board of Directors may from time to time elect other officers, agents and employees, who shall have such authority and perform such duties as may be prescribed by the Board of Directors. All officers shall hold office until the meeting of the Board of Directors following the next annual meeting of the shareholders after their election or appointment and until their successors shall have been elected or appointed and shall have qualified. Any two or more offices may be held by the same person. Any officer, agent or employee of the Corporation may be removed by the Board of Directors with or without cause. Such removal without cause shall be without prejudice to such person’s contract rights, if any, but the election or appointment of any person as an officer, agent or employee of the Corporation shall not of itself create contract rights. The compensation of officers, agents and employees elected by the Board of Directors shall be fixed by the Board of Directors or a committee thereof; but this power maybe delegated to any officer, agent or employee as to persons under his direction or control. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his duties.

6.2           Powers and Duties of the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer., the Chief Operating Officer, the Chief Administrative Officer and the President. The powers and duties of the Chairman of the Board, the Vice Chairman of the Board and the President, subject to the supervision and control of the Board of Directors, shall be those usually appertaining to their respective offices and whatever other powers and duties are prescribed by these Bylaws or by the Board of Directors.

(a)           The Chairman of the Board shall preside at all meetings of the Board of Directors and at all meetings of the shareholders, and may be Chief Executive Officer. Unless otherwise provided by law, when the signature of the President is required, the Chairman shall possess the same power as the President to sign all certificates, contracts, and other instruments of the Corporation. The Chairman shall have such other powers and duties as the Board may prescribe from time to time.

(b)           The Vice Chairman of the Board shall, in the absence or disability of the Chairman, perform the duties of the Chairman.

(c)           The President may be the Chief Executive Officer and/or Chief Operating Officer of the Corporation. He shall have general charge of the business and affairs of the Corporation, shall see that all orders and resolutions of the Board of Directors are carried into effect, and shall keep the Board of Directors fully advised. He shall employ and discharge employees and agents of the Corporation, except such as shall be elected by the Board of Directors, and he may delegate these powers. He shall have such powers and perform such duties as generally pertain to the office of the President, as well as such further powers arid duties as may be prescribed by the Board of Directors. He shall be cx officio a member of all standing committees, unless otherwise provided in the resolution appointing the same. The President may vote the shares or other securities of any other domestic or foreign corporation of any type or kind which may at any time be owned by the Corporation, may execute any shareholders’ or other consents in respect thereof and may in his discretion delegate such powers by executing proxies, or otherwise, on behalf of the Corporation. The Board of Directors, by resolution from time to time, may confer like powers upon any other person or persons. The President shall, in the. absence or disability of the Chairman and Vice-Chairman, or if there is no Chairman or Vice Chairman, perform the duties of the Chairman.

6.3           Powers and Duties of Vice Presidents. Each Executive Vice President, Senior Vice President and Vice President may be the Chief Administrative Officer and/or Chief Operating Officer, and shall have such powers and perform such duties as the Board of Directors or the President may prescribe and shall perform such other duties as may be prescribed by these Bylaws, including managing the daily operation and activities of the Corporation and of supervising its personnel and the profitable utilization of its facilities, equipment and resources. In the absence or inability to act of the President, unless the Board of Directors shall otherwise provide, the Executive Vice President, or if there be none, the Senior Vice President who has served in that capacity for tire longest time and who shall be present and able to act, or if there be none, the Vice President who has served in that capacity for the longest time and who shall be present and able to act, shall perform all duties and may exercise any of the powers of the President. The performance of any such duty by an Executive Vice President, a Senior Vice President or a Vice President shall be conclusive evidence of his power to act.

6.4           Powers and Duties of the Secretary. The Secretary shall have charge of the minutes of all proceedings of the shareholders and of the Board of Directors and any committees thereof and shall keep the minutes of all their meetings at which he is present. Except as otherwise provided by these Bylaws be shall give, or cause to be given, all required notices to shareholders and directors. He shall have charge of the seal of the Corporation, shall attend to its use on all documents the execution of which on behalf of the Corporation under its seal is duly authorized and shall attest the same by his signature whenever required. He shall have charge of the record of shareholders of the Corporation, of all written requests by shareholders that notices be mailed to them at an address other than their addresses on the record of shareholders, and of such other books arid papers as the Board of Directors may direct. Subject to the control of the Board of Directors, be shall have all such powers and duties as generally are incident to the position of corporate secretary or as may be assigned to him by the President or the Board of Directors. In the absence or disability of the Secretary or at the direction of the President, any assistant secretary may perform the duties and exercise the powers of the Secretary.

6.5           Powers and Duties of the Treasurer. The Treasurer shall have charge of all funds and securities of the Corporation, shall endorse the same for deposit or collection when necessary and deposit the same to the credit of the Corporation in such banks or depositories as the Board of Directors may authorize. He may endorse all commercial documents requiring endorsements for or on behalf of the Corporation and may sign all receipts and all commercial documents requiring endorsements for or on behalf of the Corporation and may sign all receipts and vouchers for payments made to the Corporation. The Treasurer shall cause to be maintained full and true accounts of all receipts and disbursements and shall make reports of the same to the Board of Directors and President upon request. He shall have all such powers and duties as generally are incident to the position of corporate treasurer or as maybe assigned to him by the President or by the Board of Directors.

6.6           Delegation of Duties. In case of the absence of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors (or in the case of Assistant Secretaries or Assistant Treasurers only, the President) may confer for the time being the powers and duties, or any of them, of such officer upon any other officer (provided that the powers and duties of the President may not be conferred upon the Secretary, and vice versa), or elect or appoint any new officer to fill a vacancy created by death, resignation, retirement or termination of any officer. fir such latter event such new officer shall serve until the next annual election of officers.

6.7           Bonds. The Board of Directors by resolution may require any or all of tire officers, agents or employees of the Corporation to give bonds to the Corporation, with sufficient surety or sureties, conditioned on the faithful performance of the duties of their respective offices or positions, and to comply with any other conditions as from time to time may be required by the Board of Directors.

6.8           Reimbursement by Officers. Any payments made to an officer of the Corporation including but not limited to salary, commission, bonus, interest or rent, or entertainment expense incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by the officer to the Corporation to the full extent of any disallowance. It shall be the duty of the Board of Directors to enforce payment of each amount disallowed. In lieu of payment by the officer, subject to the determination of the Board of Directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the Corporation has been recovered.

ARTICLE VII

CAPITAL STOCK

7.1           Certificates. The interest of each shareholder shall be evidenced by a certificate or certificates representing shares of the Corporation which shall be in such form as the Board of Directors may from time to time adopt and shall be numbered consecutively (within each class or series, if applicable) and shall be entered in the books of the Corporation as they are issued. Each certificate representing shares shall set forth upon the face thereof the following:

(a)           the name of this Corporation;

(b)           that the Corporation is organized under the laws of the State of Delaware;

(c)           the name or names of the person or persons to whom the certificate is issued;

(d)           the number and class of shares and the designation of the series, if any, which the certificate represents.

Each certificate shall be signed, either manually or in facsimile, by the President or a Vice President and the Secretary or an Assistant Secretary and may be sealed with the seal of the Corporation or a facsimile thereof. If the certificate is signed in facsimile, then it must be countersigned by a transfer agent or registered by a registrar, other than the Corporation itself or an employee of the Corporation. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be delivered as though the person or persons who signed such certificate or certificates or whose facsimile signatures shall have been used thereon had not ceased to be such officer or officers.

7.2           Shareholder List. The Corporation shall keep or cause to be kept a record of the shareholders of the Corporation which readily shows, in alphabetical order or by alphabetical index, by voting group and, within each voting group, by classes or series of stock, if any, the names of the shareholders entitled to vote, with the address of and the number of shares held by each. Said record shall be presented and kept open at all meetings of tire shareholders.

7.3           Transfers of Shares. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate, or by power of attorney lawfully constituted in writing, and upon surrender of the certificate thereof for cancellation, or in the case of a certificate alleged to have been lost, stolen or destroyed, upon compliance with the provisions of Section 7.7 of these Bylaws.

7.4           Record Dates. The Board of Directors may fix a future date to serve as the record date for one or more voting groups in order to determine the shareholders entitled to notice of a shareholders’ meeting, to demand a special meeting, to vote, or to take any other shareholder action; provided, however, that such future date shall not be more than seventy (70) days before the meeting or action requiring a determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided herein, such determination shall apply to any adjournment thereof, unless the Board of Directors shall fix a new record date for the adjourned meeting

7.5           Registered Owner. The Corporation shall be entitled to treat the holder of record of any share of stock of the Corporation as the person entitled to vote such share, to receive any dividend or other distribution with respect to such share, and for all other purposes and accordingly shall not be bound to recognize any equitable or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

7.6           Transfer Agent and Registrars. The Board of Directors may appoint one or more transfer agents and one or more registrars and may require each stock certificate to bear the signature or signatures of a transfer agent or a registrar or both.

7.7           Lost Certificates. Any person claiming a share certificate to be lost, stolen or destroyed shall make an affidavit or affirmation of the fact in such manner as the Board of Directors may require and shall, if the Board of Directors so requires, give the Corporation a bond of indemnity in form and amount and with one or more sureties satisfactory to the Board of Directors, whereupon an appropriate new certificate may be issued in lieu of the certificate alleged to have been lost, stolen or destroyed.

7.8           Fractional Shares or Scrip. The Corporation may, when and if authorized so to do by its Board of Directors, issue certificates for fractional shares or scrip in order to effect share transfers, share distributions or reclassification, mergers, consolidations or reorganizations. Holders of fractional shares shall be entitled, in proportion to their fractional holdings, to exercise voting rights, receive dividends and participate in any of the assets of the Corporation in the event of liquidation. Holders of scrip shall not, unless expressly authorized by the Board of Directors and unless the scrip so provides, be entitled to exercise any rights of a shareholder of the Corporation, including voting tights, dividend tights or the right to participate in any distribution of assets of the Corporation in the event of liquidation. In lieu of issuing fractional shares or scrip, the Corporation may pay in cash the fur value of fractional interests as determined by the Board of Directors; and the Board of Directors may adopt resolutions regarding rights with respect to fractional shares or scrip as it may deem appropriate, including without limitation the right for persons entitled to receive fractional shares to sell such fractional shares or purchase such additional fractional shares as may be needed to acquire one full share, or sell such fractional shares or scrip for the account of such persons.

ARTICLE VIII

BOOKS AND RECORDS; SEAL; ANNUAL STATEMENTS;
EXPENSES

8.1           Inspection of Books and Records. The Board of Directors shall have power to determine which accounts, books and records of the Corporation shall be opened to the inspection of shareholders, except those as may bylaw specifically be made open to inspection, and shall have power to fix reasonable rules and regulations not in conflict with the applicable law for the inspection of accounts, books and records which by law or by determination of the Board of Directors shall be open to inspection.

Any person who is the holder of record of, or authorized in writing by the holders of record of, more than two percent (2%) of the outstanding shares of any class or series of the Corporation, upon written demand stating the purpose thereof, shall have the right to inspect in person or by agent or attorney, at any reasonable time or times, excerpts from minutes of any meeting of the Board of Directors, records of any action of a committee thereof while acting in place of the Board of Directors on behalf of the Corporation, minutes of any meeting of shareholders, and records of action taken by the shareholders or Board of Directors without a meeting, accounting records of the Corporation, and the record of shareholders and to make copies there from. Without the prior approval of the Board of Directors in their discretion, the right of inspection set forth in this paragraph shall not be available to any shareholder owning two percent (2%) or less of the shares outstanding.

A shareholder may inspect and copy the records described in the immediately preceding paragraph only if(l) his demand is made in good faith and for a proper purpose that is reasonably relevant to his legitimate interest as a shareholder; (2) he describes with reasonable particularity his purpose and the records he desires to inspect; (3) the records are directly connected with his purpose; and (4) the records are to be used only for the stated purpose.

If the Secretary or a majority of the Board of Directors or members of the Executive Committee of the Corporation find the request proper, the Secretary shall promptly notify the shareholder of the time and place at which the inspection may be conducted.

If said request is found by the Secretary, the Board of Directors or the Executive Committee not to be proper, the Secretary shall promptly notify the requesting shareholder on or prior to the date on which the shareholder requested to conduct the inspection. The Secretary shall specify in said notice the basis for the rejection of the shareholder’s request.

The Secretary, the Board of Directors and the Executive Committee shall at all times be entitled to rely on the corporate records in making any determination hereunder.

8.2           Seal. The corporate seal shall be in such form as the Board of Directors may from time to time determine. In the event it is inconvenient to use such a seal at any time, the signature of the Corporation followed by the word “Seal” enclosed in parentheses or scroll shall be deemed the seal of the Corporation.

8.3           Annual Statements. Not later than four (4) months after the close of each fiscal year, and in any ease prior to the next annual meeting of shareholders, the Corporation shall prepare:

(a)           A balance sheet showing in reasonable detail the financial condition of the Corporation as of the close of its fiscal year;

(b)           A profit and loss statement showing the results of its operations during its fiscal year. Upon written request, the Corporation promptly shall mail to any shareholder of record a copy of the most recent such balance sheet and profit and loss statement; and

(c)           Such other documents and reports as maybe required by law.

ARTICLE IX

NOTICES; WAIVERS OF NOTICE

9.1           Notices. (a)  Except as otherwise specifically provided in these Bylaws, whenever under the provisions of these Bylaws notice is required to be given to any shareholder, director, or officer, it shall be in writing unless oral notice is reasonable under the circumstances. Notice maybe communicated in person; by telephone, telegraph, teletype, or other form of wire or wireless communication; or by mail or private carrier. If these forms of personal notice are impracticable, notice may be communicated by a newspaper of general circulation, in the area where published, or by radio, television, or other form of public broadcast communication.

(b)           Written notice to a shareholder, if in comprehensible form, is effective when mailed, if mailed with first-class postage prepaid and correctly addressed to the shareholder’s address shown in the Corporation’s current record of shareholders. If the Corporation has more than 500 shareholders of record entitled to vote at a meeting, however, the Corporation may utilize a class of mail other than first class if the notice of the meeting is mailed, with adequate postage prepaid, not less than thirty (30) days before the date of the meeting.

(c)           Except as provided in subsection (b) of this Section 9.1, written notice, if in comprehensible form, is effective at the earliest of the following: (i) when received, or when delivered, properly addressed, to the addressee’s last known principal place of business or residence; (ii) five (5) days after its deposit in the mail, as evidenced by the postmark or such longer period as may be provided in the articles of incorporation or Bylaws, if mailed with first-class postage prepaid and correctly addressed; or (iii) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee. Oral notice is effective when communicated if communicated in a comprehensible manner..

9.2           Waivers of Notice. Except as otherwise provided in these Bylaws, when any notice whatever is required to be given by law, by the Articles of Incorporation or by these Bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. In the case of a shareholder, such waiver of notice may be signed by the shareholder’s attorney or proxy duly appointed in writing.

ARTICLE X

EMERGENCY POWERS

10.1         Bylaws. The Board of Directors may adopt emergency bylaws, subject to repeal or change by action of the shareholders, which shall, notwithstanding any provision of law, the Articles of Incorporation or these Bylaws, be operative during any emergency in the conduct of the business of the Corporation resulting from any catastrophic event including, without limitation, an attack on the United States or on a locality in which the Corporation conducts its business or customarily holds meeting of its Board of Directors or its shareholders, or during any nuclear or atomic disaster, or during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Directors or a standing committee thereof cannot readily be convened for action. The emergency bylaws may make any provision that may be practical and necessary for the circumstances of the emergency.

10.2         Lines of Succession. The Board of Directors, either before or during any such emergency, may provide, and from time to time modify, lines of succession in the event that during such an emergency any or all officers or agents of the Corporation shall for any reason be rendered unavailable or otherwise incapable of discharging their duties.

10.3         Head Office. The Board of Directors, either before or during any such emergency, may effective in the emergency, change the head office or designate several alternative head offices or regional offices, or authorize the officers to do so.

10.4         Period of Effectiveness. To the extent not inconsistent with any emergency bylaws so adopted, these Bylaws shall remain in effect during any such emergency and upon its termination the emergency bylaws shall cease to be operative.

10.5         Notices. Unless otherwise provided in emergency bylaws, notice of any meeting of the Board of Directors during any such emergency may be given only to such of the directors as it may be practical to reach at the tune, and by such means as may be practical at the time, including publication, radio or television.

10.6         Officers as Directors Pro Tempore. To the extent required to constitute a quorum at any meeting of the Board of Directors during any such emergency, the officers of the Corporation who are present shall, unless otherwise provided in emergency bylaws, be deemed, in order of rank and within the same rank in order of seniority, directors for such meeting.

10.7         Liability of Officers. Directors and Agents. No officer, director, agent or employee acting in accordance with any emergency bylaws shaft be liable except for willful misconduct. No officer, director, agent or employee shall be liable for any action taken by him in good faith in such an emergency in furtherance of the ordinary business affairs of the Corporation even though not authorized by the bylaws then in effect..

ARTICLE XI

CHECKS, NOTES, DRAFTS, ETC.

Checks, notes, drafts, acceptances, bills of exchange and other orders or obligations for the payment of money shall be signed by such officer or officers or person or persons as the Board of Directors by resolution shall from time to time designate.

ARTICLE XII

AMENDMENTS

The shareholders shall have the sole right to amend or repeal the Corporation’s Bylaws or adopt new Bylaws by the affirmative vote of the holders of at least two-thirds (2/3) of all of the issued and outstanding shares of stock entitled to vote. A bylaw adopted or amended by the shareholders, as aforesaid, that fixes a greater quorum or voting requirement for the Board of Directors may provide that it may be amended or repealed only by a specified vote of either the shareholders or the Board of Directors.

ARTICLE XIII

INDEMNIFICATION

13.1         Mandatory Indemnification for Certain Expenses. In addition to any indemnification contained in the Corporation’s Articles of Incorporation, to the extent that a person has been successful, on the merits or otherwise, in the defense of any proceeding to which he was a party, or in defense of any claim, issue, or matter therein, because he is or was a director or officer of the Corporation, the Corporation shall indemnify the director or officer against reasonable expenses incurred by him in connection therewith.

13.2         Corporation’s Authority to Indemnify for Certain Matters Beyond Mandatory Indemnification.

(a)           Subject to a determination pursuant to Section 13.5 hereof, the Corporation shall indemnify an individual made a party to any proceeding because he is or was a director or officer against liability in the proceeding, including a proceeding brought by or in the right of the Corporation and including any criminal proceeding (if, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful) provided that:

(i)            the Corporation shall not indemnify a person for any liability incurred in a proceeding in which the person is adjudged liable to the Corporation or is subjected to injunctive relief in favor of the Corporation; and

(ii)           the Corporation shall not indemnify a person for any liability for any appropriation, in violation of his duties, of any business opportunity of the Corporation; and

(iii)          the Corporation shall not indemnify a person for any liability for acts or omissions which involve intentional misconduct or a knowing violation of the law; and

(iv)          the Corporation shall not indemnify a person for any liability for any transaction from winch he received an improper personal benefit..

(b)           A person’s conduct with respect to an employee benefit plan for a purpose he believed in good faith to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection (a) of this Section 13.2.

(c)           The termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the person did not meet the standard of conduct set forth in subsection (a) of this Section 13.2.

13.3         Advance for Expenses. The Corporation shall pay for or reimburse the reasonable expenses incurred by a director or officer who is a party to a proceeding in advance of final disposition of the proceeding if:

(a)           The director or officer furnishes the Corporation a written affirmation of his good faith belief that he has met the standard of conduct set forth in subsection (a) of Section 13.2 hereof; and

(b)           The director or officer furnishes the Corporation a written undertaking executed personally or on his behalf to repay any advances of expenses if it is ultimately determined that he is not entitled to indemnification hereunder and providing such security, or evidence of financial ability to make such repayments, as is deemed reasonable by the person making the determination and authorization of indemnification pursuant to Section 13.5 hereof.

13.4         Court-Ordered Indemnification and Advances for Expenses. A director or officer of the Corporation who is a party to a proceeding may apply for indemnification or advances for expenses to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court considers necessary, may order indemnification or advances for expenses if it determines:

(a)           The person is entitled to mandatory indemnification under Section 13.1, in which case the court shall also order the Corporation to pay the director’s or officer’s reasonable expenses incurred to obtain court-ordered indemnification;

(b)           The director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he met the standard of conduct set forth in subsection (a) of Section 13.2 hereof or was adjudged liable as described in subsection (c) of Section 13.2 hereof, or

(c)           In the case of advances for expenses, the person is entitled, pursuant to any applicable resolution of the Board of Directors or agreement, to payment or reimbursement of his reasonable expenses incurred as a party to a proceeding in advance of final disposition of the proceeding.

13.5         Determination and Authorization of indemnification.

(a)           The Corporation shall not indemnify a person under Section 13.2 unless a separate determination has been made in the specific case that indemnification of that person is permissible in the circumstances because he has not engaged in conduct described in subsection (a) of Section 13.2 hereof. Such separate determination shall be made:

(i)            by the Board of Directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding; or

(ii)           if such a quorum cannot be obtained under subsection 13.5(a)(i), by majority vote of a committee duly designated by the Board of Directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding; or

(iii)          by special legal counsel selected by the Board of Directors or its committee in the manner prescribed in subsection 13.5(a)(i) or(ii); or

(iv)          by special legal counsel, if a quorum of the Board of Directors cannot be obtained under subsection 13.5(a)(i), and a committee cannot be designated under subsection 13.S(a)(ii), selected by majority vote of the full Board of Directors (in which selection directors who are parties may participate); or

(v)           by the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

(b)           Once the separate determination is made pursuant to subsection (a) of this Section 13.5, no further decision need or shall be made on a specific case as to the authorization of indemnification of such person by the Corporation. However, an evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible except that if the determination is made by special legal counsel, evaluation as to reasonableness of expenses shall be made by those entitled under subsection 13.5(a)(iii) or (iv) to select counsel.

13.6         Insurance. The Corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the Corporation or who, while a director, officer, employee, or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee, or agent, whether or not the Corporation would have power to indemnify him against such liability.

13.7         Indemnification of Officers. Employees and Agents.

(a)           An officer, employee or agent of the Corporation who is not a director is entitled to mandatory indemnification under Section 13.1 hereof and is entitled to apply for court ordered indemnification under Section 13.4 hereof, in each case to the same extent as a director; and

(b)           The Corporation may also indemnify and advance expenses to an officer, employee or agent who is not a director to the extent, consistent with public policy, that may be provided by its Articles of Incorporation, By-laws, general or specific action of its Board of Directors, or contracts.

13.8         Witness Expenses. Nothing in this Article 13 shall limit the Corporation’s power to pay or reimburse expenses incurred by a person in connection with his appearance as a witness in a proceeding at a time when he has not been made a named defendant or respondent to the proceeding.